UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2013

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-16731	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

TherapeuticsMD, Inc. (the “Company”) has been advised by one of its financial advisor’s (the “Financial Advisor”), that the Financial Advisor believes that, pursuant to an Engagement Letter entered into on June 25, 2012, between the Company and the Financial advisor, the Financial Advisor has the right, but not the obligation, to act as a sole bookrunner and sole manager in any equity financing in the Company and to receive all of the aggregate gross spread or fees from such transaction. The Company currently intends to effect an equity financing transaction (the “Transaction”) without engaging the Financial Advisor in the Transaction. As a consequence, if the Financial Advisor’s interpretation of the Engagement Letter is correct, the Company may face certain liabilities in the amount of the gross spread from the Transaction, or approximately $2.3 million. The Company can make no assurances that excluding the financial advisor from Transaction will not result in litigation. In the event of litigation, the Company may be required to pay, in addition to the gross spread, the costs and expenses of the financial advisor incurred in the enforcement proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2013	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer